Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated January 27, 2004, relating to the financial statements, which appears in Computer Access Technology Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in this Registration Statement on Amendment No. 1 to Form S-3.

San Jose, California

March 16, 2004